UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2003

ACTERNA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-07438	04-2258582
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

12410 Milestone Center Drive

Germantown, Maryland 20876

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (240) 404-1550

Item 5. Other Events.

As previously disclosed in Acterna Corporation’s (“Acterna”) Quarterly Report on Form 10-Q for the period ended December 31, 2002, filed with the Securities and Exchange Commission on February 14, 2003, Acterna is in discussions with its senior lender group to restructure its existing long-term debt obligations (the “Senior Debt Obligations”). In connection with these discussions, Acterna did not make the scheduled quarterly payment of interest and other fees due on March 31, 2003, with respect to its Senior Debt Obligations. Under the terms of the credit agreement governing its Senior Debt Obligations, Acterna had a five day grace period before an event of default occurred. Accordingly, Acterna is in default of its Senior Debt Obligations. In the event that the senior lenders were to demand repayment, Acterna would be unable to make such repayment. Acterna is in continuing and constructive discussions with such lenders with respect to a consensual restructuring.

For more information on Acterna’s recent results of operations and liquidity and capital resources, please refer to Acterna’s Quarterly Report on Form 10-Q for the period ended December 31, 2002.

Item 7. Financial Statements and Exhibits.

None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTERNA CORPORATION
Date: April 7, 2003

	By:	/s/ JOHN D. RATLIFF
	Name:	John D. Ratliff
	Title:	Corporate Vice President and Chief Financial Officer

3